37Point9 Announces Signing of Letter of Intent to Merge

LAS VEGAS, Mar 29, 2001 (BUSINESS WIRE) -- 37Point9 (OTCBB:TSPN) Thursday announced that it has signed a letter of intent to merge with NeoNet Marketing Group LLC, a community-based organization of Dyer, Indiana.

The company expects the finalization of the merger to be completed within 120 days.

Ray Warren, chairman of 37Point9, and Rick Sullivan, president of NeoNet Marketing Group stated that this merger would unite two fast growing companies in the Internet marketing and service provider arena. The addition of NeoNet Marketing Group's MyZIPnet TriAdd System will propel the company into a leadership role in the world of the Internet.

NeoNet presently provides Internet service in the Indiana area and will be introducing shortly the MyZipNet portal that will connect users with local businesses across the country and will also be introducing broadband wireless Internet connections to America's rural areas.

37Point9 presently operates the Web site portals UpWeGo.com, OTCVision.com and EquityMinded.com, and the Internet service provider (ISP) DictionaryHill.com.


Legal Notice Regarding Forward-Looking Statements:

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. 37Point9 disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services and changes in our business strategies.


CONTACT: 37Point9
Doug Brown, 858/270-4908
Fax: 858/270-2005